[Fannie Mae Logo]

Remarks Prepared for Delivery by
Daniel H. Mudd
Vice Chairman and Interim Chief Executive Officer, Fannie Mae

Testimony by Daniel H. Mudd Before the US Senate Committee on Banking, Housing, and Urban Affairs (Written Testimony)
Washington, DC
April 20, 2005

Introduction

Chairman Shelby, Ranking Member Sarbanes and members of the Committee, I appreciate the opportunity to appear before you this morning. On behalf of Fannie Mae, I thank the committee for the energy and effort you have devoted to reforming the regulatory oversight of the government-sponsored housing enterprises; for the seriousness of purpose you have exhibited throughout; and for the opportunity to offer our views and answer your questions.

My name is Dan Mudd. I have worked at Fannie Mae for slightly over 5 years, serving most of that time as the company’s Chief Operating Officer. Prior to joining Fannie Mae in 2000, I was the President and CEO of GE Capital, Japan. I am a graduate of the University of Virginia and Harvard University. I am also a veteran of the United States Marine Corps and served in Beirut, Lebanon.

I assumed the role of interim CEO of Fannie Mae last December, after the Securities and Exchange Commission agreed with our regulator, the Office of Federal Housing Enterprises Oversight (OFHEO), that Fannie Mae had not complied with Generally Accepted Accounting Principles, or GAAP.

Let me say right here at the outset: Fannie Mae understands that we have disappointed a lot of people — people who count on us to get things right; people who count on us to provide liquidity and low-cost financing to America’s housing system in a safe and sound manner; people, such as the members of this Committee, who have a right to expect that our books and our internal controls are above reproach.

Putting Fannie Mae’s House In Order

Now it is our responsibility to put our house in order and we are working overtime to do so. I have set some clear priorities to help us build a new Fannie Mae for the future — one that Congress and the housing finance system can rely upon going forward.

We must restore our capital; become a first-rate regulated company; restate and re-audit our prior financial statements; and rebuild relationships with our regulators, partners, stakeholders, and Congress. As we address these urgent priorities, we also need to manage our business; re-center our company on our affordable housing mission; instill operational discipline in everything we do; and maintain our workforce while changing our corporate culture.

Over the past several months, we have made important progress on these priorities.

We have a new external auditor that is on the job, working on the re-audit of our financial information.

OFHEO has approved our capital restoration plan.

We are working to control costs, including reducing dividends for shareholders, canceling plans for a major new office complex here in the District, and reducing our advertising.

We are fully complying with the agreements reached between OFHEO and Fannie Mae, and we have appointed an interim Chief Risk Officer and an interim Chief Financial Officer.

The Chairman of our Board, Steve Ashley, and I meet regularly with OFHEO to sort through issues as they arise, and throughout all levels of the company Fannie Mae employees are in daily contact with their counterparts at the agency.

Finally, Fannie Mae’s Board of Directors has commissioned an independent review of the issues raised by OFHEO’s special examination. Former U.S. Senator Warren Rudman is leading this review and we anticipate his full report later this year.

One by one, Fannie Mae is building the links in a chain of progress that will take us from the company we were to the company we want to become.

We want to be a company that lets its actions speak louder than its words. A company with financial statements that are accurate, transparent and timely. A company that fully appreciates that we are in the secondary mortgage market, and that we exist to meet the needs of the primary market. A company whose business is totally centered on the affordable housing mission Congress created us to serve.

New Legislation

To assure that Fannie Mae and the other housing GSEs always fulfill that mission in a safe and sound manner, Fannie Mae welcomes the creation of a new regulator that has powers on par with those of bank regulators. This is the theme of my testimony. We believe that appropriate supervisory authorities should be vested in our regulator, as those authorities are vested in bank regulatory agencies, rather than being prescribed in detail in statute.

Let me be very clear: we want legislation to pass this year. More specifically, I address below the issues listed in the Chairman’s letter of invitation.

Capital

We believe the new regulator should have the authority to rewrite our risk-based capital standard to meet best practices in the industry and the power to adjust our minimum capital requirement in the face of additional risk. Just as the new regulator would have the flexibility that bank regulators have to raise capital levels, we believe the new regulator should have the flexibility that bank regulators have to include a broader range of loss-absorbing instruments as capital.

Program Approval and the “Bright Line”

We believe a new regulator should have the power to ensure the companies’ adherence to our mission and compliance with our charters. That includes the power to approve or disapprove new programs and to monitor new and existing activities through on-site examination.

More particularly, we believe the current program approval standard is appropriate. Any time one of the enterprises proposes to engage in a program that is significantly different from their existing business, the company should be required to affirmatively seek prior regulatory approval. That request for approval should be judged on whether the new program is consistent with our safety and soundness and within the boundaries of our charters.

On the other hand, we believe that the introduction of new mortgage products and features that expand access to homeownership should not require affirmative, prior approval from the regulator. Instead, the regulator should monitor all new products and business activities during the course of its regular on-site examinations. This supervisory process ensures that we can continue to innovate with our lender partners to reach underserved populations and markets while also ensuring that our regulator is free at any time to restrict or halt an activity or product that raises concerns through the examination process.

Through a case-by-case analysis, the regulator will be able to police the border separating the primary and secondary markets. We believe this approach is better than attempting to craft a legislative or regulatory “bright line” definition of these markets that might not anticipate future innovations in mortgage finance.

Limitations on the GSEs’ Mortgage Portfolio Holdings

We believe that our portfolio — our original and only line of business from 1938 to 1981 — makes an important contribution to the liquidity and affordability of the U.S. mortgage market. By issuing debt to purchase mortgages, Fannie Mae has drawn in billions of dollars from investors abroad to expand the availability and lower the cost of housing for low- and moderate-income Americans. For example, our senior, long-term Benchmark Securities outstanding represented 47 percent of our total long-term debt outstanding as of the end of the first quarter of 2005, and we know that over the last six years international investors purchased approximately one-third of those Benchmark issuances in aggregate, or $158 billion. It is not at all clear that those foreign investors would place their money in the U.S. housing market without the predictability and convenience provided by agency debt issuances.

Our portfolio serves a number of other purposes as well.

First, our mortgage portfolio allows us to play a shock-absorbing function for the finance system during times of potential difficulty, such as September 11th.

Second, the portfolio gives us the flexibility to work with small- and medium-sized lenders to provide new products to help low- and moderate-income borrowers that cannot be easily securitized, such as Expanded Approval®.

Third, by increasing the demand for mortgages and mortgage-backed securities in the secondary market, our portfolio activities put downward pressure on the interest rates charged to homeowners.

Finally, our portfolio increases the availability and affordability of the 30-year fixed-rate mortgage with a prepayment option, a home loan that distinguishes our system from almost all others in the world. By creating two companies that invest only in residential mortgages, Congress laid the foundation for the 30-year fixed-rate pre-payable mortgage, which is an important tool for wealth creation, stabilizing communities and neighborhoods and allowing low-and middle-income homeowners to manage their other financial obligations without having to worry about their mortgage costs changing. Because we are principally a buy-and-hold investor, we have built the tools to manage the interest rate risk of those instruments. Depositories, hedge funds, insurance companies and others come in and out of the mortgage market according to the prevailing returns, and therefore prefer adjustable rate mortgages, which require less risk management. It is unclear how limitations on the enterprises’ portfolios might affect the availability of the 30-year fixed-rate mortgage that protects homeowners from bearing interest rate risk.

That said, we expect our regulator to oversee our portfolio operations to ensure they are conducted in a safe and sound manner. We believe that, like bank regulators, a new regulator should have the ability to address ongoing mortgage portfolio activities, including the ability to limit portfolio holdings in response to a clearly identified and quantifiable safety and soundness risk, taking into account the enterprises’ obligation to provide liquidity to the market and achieve our affordable housing mission.

Prompt Corrective Action and Receivership

Our regulator should have the power to place an enterprise into receivership in the face of extreme financial distress, with appropriate protections for the mortgage-backed securities the enterprise guarantees.

Housing Goals Oversight

Fannie Mae supports proposals to move the companies’ affordable housing goals and mission oversight to the new GSE regulator. Over the past decade, the housing goals have transformed our company, thoroughly integrating our mission into our business.

We are a secondary market institution. We can purchase only the mortgages that primary market institutions make available to us. Consequently, we are concerned that housing goals requiring the enterprises to devote fixed percentages of our business to various defined populations can lead to unwanted market distortions when those percentages do not reflect the actual mix of business available in the market. We believe that a single regulator with responsibility for overseeing both our safety and soundness and our mission performance will be best positioned to assess our business strategies and avoid market distortions.

To ensure the enterprises continue to address the nation’s affordable housing needs and to avoid potential distortions of fixed-percentage housing goals, Congress or the new regulator may want to consider broadening the definition of what it means to lead the market in affordable lending. For example, the definition of leadership could be expanded to include such factors as: qualitative contributions to expand affordable housing markets (including product innovation, enhanced underwriting flexibilities, and improved lending standards); efforts that address housing needs through investment activities such as the purchase of Low-Income Housing Tax Credits; and performance in addressing specific housing needs, such as affordable multifamily preservation or manufactured housing finance.

Corporate Governance and Compensation

We believe that the new regulator should maintain the authority currently placed in OFHEO to oversee the companies’ corporate governance. Earlier this year, OFHEO issued a new corporate governance regulation for the companies, which Fannie Mae is in the process of implementing. Some have proposed codifying that regulation in law. We believe it would be better to grant corporate governance oversight to the new regulator, giving the regulator the flexibility to issue new regulations as needed to stay current with best practices.

In addition, we believe our regulator should have the same authorities a bank regulator has over executive compensation.

Guaranty Fees

We believe that the companies’ new regulator, like OFHEO, should have the authority to review all aspects of our customer relations through the examination process. This would include the authority to examine the guaranty fees lenders pay our companies to ensure the timely payment of interest and principal on the mortgages we package for them into Mortgage-Backed Securities. Like any other service bought or sold in the market, these fees are negotiated between buyer and seller — in this case Fannie Mae and our lender customers. Like other prices negotiated between two businesses, the fees are part of proprietary contracts and should not be made public.

Different lenders in the primary market target different geographies and different kinds of borrowers. Therefore, they bring to the secondary market very different kinds of loan portfolios. The price paid to guaranty any given package of loans reflects a number of factors that vary widely among different lender customers, including:

•	The risks associated with the loans being presented for securitization and, correspondingly, the capital that we must hold against those loans;

•	The lender’s financial soundness and its ability to service the loans;

•	The expected administrative costs to Fannie Mae;

•	The lender’s business volume and the percentage of that volume that helps us meet our affordable housing goals.

These prices are negotiated in a competitive market, and lenders execute with Fannie Mae only if there is value for them. Indeed, lenders can — and do — turn to Wall Street to securitize mortgages in the so-called “private label” market, which has been growing rapidly in recent years. In fact, so far this year 54 percent of all mortgage securitizations have been handled by the private label market. That is up from 44 percent in 2004 and only about 20 percent in 2003 and 2002.

Non-Mortgage Assets

We believe that, like OFHEO, a new regulator should have the authority to examine the portfolio of non-mortgage assets the companies hold for liquidity purposes, just as the regulator would examine all aspects of the companies’ business operations to assess our safety and soundness.

Prudent liquidity risk management requires that we maintain enough liquidity to ensure that the company could meet all of its obligations if it did not have access to the debt markets for as long as three months. To manage this risk, the company currently holds liquid assets equal to a minimum of 5 percent of its total assets as a liquidity buffer. This liquidity buffer, consisting of non-mortgage investments, would be the first source of funding for the company in a liquidity crisis. In other words, since we only plan to access these investments in the event of a disruption to the mortgage market, it is best if these assets are not mortgage-related.

Currently, we report our non-mortgage asset holdings to HUD every quarter and OFHEO conducts regular reviews of our liquidity plan. Our new regulator should retain this review authority.

Conclusion

Let me close by praising Congress’ role in expanding homeownership through its creation of Fannie Mae and Freddie Mac as shareholder-owned, profit-generating companies with a public mission. The GSE model works because it gives the enterprises the tools to attract capital and then restricts them to using that capital to expand access to homeownership and affordable rental housing for low- and moderate-income Americans. This model gives investors across the globe — in Europe and in Asia — an incentive to invest in American housing. These investments from abroad help make mortgage funds less expensive and more easily available for low- and moderate-income American homeowners. Preserving this essential business model will give investors an incentive to continue making their capital available, and give us the ability to continue deploying that capital to help lenders reach underserved populations.

I deeply appreciate the hard work of Congress to find solutions to concerns about the companies’ safety and soundness supervision while maintaining our business model. That is a delicate balance, and a worthy goal — one that we strongly support.

I know there is some sense that Fannie Mae has stated in the past that we support the creation of a world-class regulator for the companies, while simultaneously taking other actions that caused some to cast doubt on the sincerity of that claim. I want to assure the committee in the strongest terms possible that we support your goals and we support many of the specific ideas you and others have proposed. Because we sit in a different place than Congress, we may have a different perspective on some issues. And we will always offer our candid and, we hope, constructive views on any reform ideas, when asked.

We are fully committed to working cooperatively with this committee to make your efforts a success.

Thank you.